Exhibit 99.1

For Immediate Release

Media Contact: Tara Plappert Kintera Inc. tara.plappert@kintera.com Office: 858-795-3199

Kintera Reports First Quarter 2008 Financial Results

SAN DIEGO – May 7, 2008 – Kintera,® Inc. (NASDAQ: KNTA), a leading provider of software as a service (SaaS) to the nonprofit and government sectors, today reported financial results for its first quarter ended March 31, 2008.

Revenue for the first quarter 2008 was $8.9 million, compared to $10.7 million for the same period last year.

On a GAAP basis, net loss for the quarter was $4.3 million, or $0.11 per diluted share, which is an improvement of 48 percent or $0.10 per diluted share, compared with a net loss of $8.3 million, or $0.21 per diluted share, for the same period last year.

Earnings before interest, taxes, depreciation, amortization, stock-based compensation expense and restructuring charges (adjusted EBITDA) was a loss of $2.5 million, or $0.06 per share, in the first quarter of 2008, compared to a loss of $3.8 million, or $0.09 per share, in the first quarter of 2007. This is an improvement of approximately 33 percent or $0.03 per share year-over-year.

“We believe our unified software as a service platform, which includes events, marketing, and donor management, will help fuel our growth, expand our existing relationships, and attract new organizations to Kintera,” said Richard N. LaBarbera, Kintera CEO. “We are excited about its potential and the value it brings to help nonprofit organizations better achieve their mission.”

Operating expenses for the first quarter 2008 totaled $9.2 million. This is a decrease of 37 percent year over year, from $15 million in the first quarter 2007.

Cash, cash equivalents and marketable securities at March 31, 2008 were $5.7 million. Deferred revenues were $15.7 million at March 31, 2008 compared with $15.5 million at Dec. 31, 2007.

The company also announced a restructuring plan which includes a 14 percent reduction in resources targeting an excess of one million per quarter of savings by the third quarter. Our expected charge is $450,000.

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9605 Scranton Road, Suite 200 · San Diego, CA 92121 · 858.795.3000 · www.kintera.com

Kintera Reports First Quarter 2008 Financial Results

Earnings Call

Kintera will host a conference call on Wednesday, May 7, 2008 at 1:45 p.m. PDT to discuss the company’s financial results. The conference call can be accessed by dialing toll-free 866.356.4123 (617.597.5393 for international calls), using conference code 72167212. A replay of the call will be available via the Internet at www.kintera.com/webcasts.

KNTA-F

About Kintera, Inc.

Kintera®, Inc. (NASDAQ: KNTA) provides an integrated, on-demand open platform to help organizations quickly and easily reach more people, raise more money, and run more efficiently. The Kintera platform consists of a variety of products including Events, Advocacy, E-mail, Web Site Content Management, Donor Management, Constituent Relationship Management and Accounting. In addition, Kintera’s open technology, Kintera Connect™, enables clients and partners to integrate directly with Kintera technology, resulting in the availability of best of breed solutions through the Kintera Connect partner program.

For more information about Kintera software and services, visit www.kintera.com.

Kintera, Kintera Sphere, Kintera Connect, Social CRM and The Giving Experience, are either registered trademarks or trademarks of Kintera, Inc. in the U.S. and/or other countries. Other company and product names may be trademarks of their respective owners.

Forward-Looking Statements

This press release contains, in addition to historical information, forward-looking statements. Such statements are based on management’s current estimates and expectations and are subject to a number of uncertainties and risks that could cause actual results to differ materially from those described in the forward-looking statements. Kintera is providing this information as of May 7, 2008, and expressly disclaims any duty to update information contained in this press release. Forward-looking statements in this press release include, without limitation, express and implied statements regarding Kintera’s anticipated operating results, including anticipated expense reductions, and the growth in the market for Kintera’s services.

These forward-looking statements involve risks and uncertainties, which could cause actual results to differ materially from those expressed or implied here. Readers are referred to the documents filed by Kintera with the Securities and Exchange Commission, specifically the most recent reports which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements, including but not limited to: our limited operating history; our history of losses; our dependence on increased acceptance by nonprofit organizations of online fundraising; lengthy sales cycles for major customers; our need to manage growth; risks associated with accounting for and processing large amounts of donations; the rapidly changing technologies and market demands; and other risks identified in our filings with the Securities and Exchange Commission. Given these uncertainties, you should not place undue reliance on these forward-looking statements. The information contained in this press release is a statement of Kintera’s present intention, belief or expectation and is based upon, among other things, the existing industry conditions, market conditions and prices, the economy in general and Kintera’s assumptions.

Kintera may change its intention, belief or expectation, at any time and without notice, based upon any changes in such factors, in Kintera’s assumptions or otherwise. Kintera undertakes no obligation to review or confirm analysts’ expectations or estimates or to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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9605 Scranton Road, Suite 200 · San Diego, CA 92121 · 858.795.3000 · www.kintera.com

Kintera Reports First Quarter 2008 Financial Results

Note Regarding Use of Non-GAAP Financial Measures

Certain of the information set forth herein, including adjusted EBITDA, adjusted EBITDA per share, and operating expenses and net losses excluding restructuring charges, are considered non-GAAP financial measures. Kintera believes this information is useful to investors because it provides a basis for measuring the Company’s available capital resources, the operating performance of the Company’s business and the Company’s cash flow, excluding non-cash and non-recurring items that would normally be included in the most directly comparable measures calculated and presented in accordance with generally accepted accounting principles. The Company’s management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measures in evaluating the Company’s operating performance and capital resources and cash flow. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-financial measures as reported by the Company may not be comparable to similarly titled amounts reported by other companies.

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9605 Scranton Road, Suite 200 · San Diego, CA 92121 · 858.795.3000 · www.kintera.com

Kintera Reports First Quarter 2008 Financial Results

Kintera, Inc.

Consolidated Statements of Operations Data

(in thousands, except per share data)

(unaudited)

	For the three months ended March 31,
	2008	2007
Net revenue	$8,911	$10,721
Cost of revenue	3,993	4,136

Gross profit	4,918	6,585
Gross margin	55%	61%
Sales and marketing	4,018	5,620
Product development and support	1,621	1,732
General and administrative	3,006	4,486
Amortization of purchased intangibles	522	733
Restructuring charges	—	2,445

Total operating expenses	9,167	15,016

Operating loss	(4,249)	(8,431)
Interest income (expense) and other, net	6	286

Loss before income taxes	(4,243)	(8,145)
Provision for income taxes	52	118

Net loss	$(4,295)	$(8,263)

Basic and diluted net loss per share	$(0.11)	$(0.21)

Weighted average shares - basic and diluted	40,248	39,839

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9605 Scranton Road, Suite 200 · San Diego, CA 92121 · 858.795.3000 · www.kintera.com

Kintera Reports First Quarter 2008 Financial Results

Kintera, Inc.

Reconciliation of GAAP Net Loss to EBITDA

(in thousands, except per share data)

(unaudited)

	For the three months ended March 31,
	2008	2007
Net loss	$(4,295)	$(8,263)
Interest income	(6)	(286)
Depreciation and amortization	1,265	1,370
Income taxes	52	118
Stock-based compensation	505	838
Restructuring charges	—	2,445

Adjusted EBITDA	$(2,479)	$(3,778)

Basic and Diluted Adjusted EBITDA per share	$(0.06)	$(0.09)

Weighted average shares - basic and diluted	40,248	39,839

Kintera, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	For the three months ended March 31,
	2008	2007
Cash provided by (used in) operating activities	$(2,769)	$(3,721)
Cash provided by (used in) investing activities	558	(2,171)
Cash provided by (used in) financing activities	(265)	(100)

Net increase (decrease) in cash	(2,476)	(5,992)
Cash and cash equivalents, beginning of period	6,556	11,548

Cash and cash equivalents, end of period	$4,080	$5,556

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9605 Scranton Road, Suite 200 · San Diego, CA 92121 · 858.795.3000 · www.kintera.com

Kintera Reports First Quarter 2008 Financial Results

Kintera, Inc.

Condensed Consolidated Balance Sheet Data

(in thousands)

(unaudited)

	March 31,	December 31,	September 30,	June 30,	March 31,
	2008	2007	2007	2007	2007
Cash, cash equivalents and marketable securities	$5,660	$9,404	$11,751	$12,036	$14,772
Restricted cash	7,718	12,429	11,776	4,813	6,271
Accounts receivable, net	4,608	4,174	5,025	5,889	5,916
Other current assets	2,284	2,147	1,960	1,668	1,526

Total current assets	20,270	28,154	30,512	24,406	28,485
Property and equipment, net	5,854	5,859	3,396	3,215	3,228
Goodwill, intangibles and other	15,456	15,985	16,564	17,143	17,723

Total assets	$41,580	$49,998	$50,472	$44,764	$49,436

Donations payable	$7,718	$12,429	$11,776	$4,813	$6,271
Deferred revenue	15,721	15,513	15,637	16,892	18,001
Accounts payable and other current liabilities	5,052	5,235	6,043	5,592	6,332

Total current liabilities	28,491	33,177	33,456	27,297	30,604
Other liabilities	3,283	3,230	1,101	810	654
Stockholders’ equity	9,806	13,591	15,915	16,657	18,178

Total liabilities and stockholders’ equity	$41,580	$49,998	$50,472	$44,764	$49,436

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9605 Scranton Road, Suite 200 · San Diego, CA 92121 · 858.795.3000 · www.kintera.com